                                                                                                       Exhibit 10.1

                                              SEPARATION AGREEMENT AND RELEASE

                  This Agreement is being entered into on February 6, 2007,  between Elcom International,  Inc. on behalf of and for the benefit of itself and all related  corporate  entities,  its and their  officers,  directors, employees, shareholders, agents, successors and assigns (hereinafter collectively:the“Company”), and Paul C.
Bogonis (hereinafter the “Employee”).

                  The Company and the Employee  have  mutually  agreed that the Employee  shall end his  employment relationship  with the Company.  Both the Company and the Employee  desire to enter into this  Agreement to finally resolve all questions of  compensation,  entitlement  to benefits,  and any and all other  claims,  whether know or unknown, which the Employee may have relating to employment with and separation from the Company.

                  In consideration of the mutual promises contained in this Separation  Agreement and Release,  and intending to be legally bound, the parties agree as follows:

                  1.  Employee’s termination date will be February 6, 2007.

                  2.  The Company will pay Employee the sum of Forty Thousand Dollars ($40,000.00) as severance pay.
Such  amount  shall be  subject  to normal  withholdings.  It shall be paid in a lump sum by check  payable to Paul
Bogonis delivered to him in hand on the day after the Effective Date, as that date is defined in Section 14.

                  3.  The Employee waives, relinquishes, and releases the Company from any and all rights or claims that he/she might have arising out of employment  with the Company and the  termination of that  employment for any and all reasons,  including, but not limited to, claims of age discrimination,  employment  discrimination,  breach of contract,  attorney’s fees, wrongful  termination or any  other tort,  whether or not the Employee knows of such claims now.  The Employee  waives,  relinquishes,  and releases any rights or claims  he/she may have under the Age
Discrimination  in Employment Act of 1967, the U.S. Civil Rights Act of 1964, the Americans with  Disabilities Act, or any other similar federal or state law or local ordinance.  The Company waives,  relinquishes,  and releases the
Employee  from any and all rights or claims that it might have against the Employee in  connection  with or arising out of the Employee’s  employment with the Company,  his termination of employment or the performance of his duties for the Company at any time.

                  4.  The Company will not contest a claim by Employee for unemployment compensation benefits.

                  5.  The  Employee agrees that he will make no statement and will take no action  which in any way disparages,  ridicules,  or defames the Company,  its officers,  or its products.  The Company agrees that it shall direct its officers and directors to make no statement and take no action which in any way  disparages,  ridicules, or  defames  the  Employee.  Notwithstanding  the  provisions  of this  Section,  in the event the  Company  or the
Employee is called upon to give  testimony or  participate  in an official  inquiry  regarding the other,  it or he shall do so truthfully and without reservation and without being in violation of this Section of this Agreement.

                 6. The Employee agrees not to seek  re-employment  with the Company, following termination of this employment.

                 7.  The Employee  understands  that by entering into this Agreement the Company does not admit and expressly  denies that it has  violated any contract or law,  including  but not limited to, any federal,  state or local law or ordinance relating to employment or employment discrimination.

                 8.  The Employee understands that by signing  Agreement and  accepting  the  severance  pay stated
above,  he is receiving a benefit to which the Employee would not otherwise be entitled.  The Employee  understands that he is  receiving  this  payment  as a result  of  entering  into this  Agreement  and  complying  with all the provisions of this Agreement.

                 9.  By Signing  this Agreement,  neither party waives  rights or claims  that may arise  after the
Agreement is executed.

                10.  Notwithstanding anything to the contrary contained in Section 3 hereof, the Employee’s release and waiver  shall in no way relate to or affect the right of Employee  to obtain  indemnification  (as  provided in the  Company’s  charter  documents)  with respect to any  stockholder,  regulatory  or third party  claims  against
Employee in his capacity as an officer or director of the Company.

                11.  The Employee shall direct all requests for references to the director of human resources of the
Company who shall reply to any inquiry about Employee by stating only the dates of Employee’s employment  with the
Company  and his job  title,  and  shall  indicate  that it is the  policy  of the  Company  to  provide  no  other information about a former employee.

                12.  The  Employee  understands  that he was  advised in writing to consult with an attorney before signing this Agreement.

                13.  The Employee  has read this Agreement, understands  its  contents, and was given a copy of the
Agreement  on February 6, 2007.  The Employee  was given until  February 28, 2007, a period of at least  twenty-one days, to review and consider this Agreement voluntarily and not as a result of any pressure, coercion or duress.

                14.  For a period of seven days following the Employee’s signing of this Agreement, the Employee may revoke the Agreement.  The Agreement  shall not become  effective  until the seven day revocation  period has ended
(the “Effective Date”).

                15.  The Employee and the Company further agree that this Agreement, and the terms and amount of the settlement  contained herein, are all confidential  information and shall not be disclosed,  discussed or otherwise published under any  circumstances,  except with members of Employee’s  immediate  family,  attorney or accountant, and  Company’s  officers,  attorney,  or  accountant,  or except as compelled by law or if necessary to enforce the terms of this Agreement.

                16.  This Agreement shall be construed under the laws of the Commonwealth of Massachusetts.

                17.  The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section.

                18.  This  document  states the whole  agreement between the parties.  This document supersedes and terminates any written or oral contracts of employment  which may have been in existence  between the parties prior to this date.

                 19.  Any changes to this Agreement must be in writing and signed by both parties.

                                                              BY:      /s/ John E. Halnen
                                                                     John E. Halnen, President and CEO

                                                              DATE:    2/13/07

              WITNESSED BY:

              _____________________                           /s/ Paul C. Bogonis
                                                              Paul C. Bogonis

                                                              DATE:    2/8/07